   As filed with the Securities and Exchange Commission on May 29, 2014
Registration No. 333-192742

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROSPER MARKETPLACE, INC.
(Exact name of registrant as specified in its charter)

Delaware	6199	73-1733867
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

101 Second Street, 15th Floor
San Francisco, CA  94105
(415) 593-5400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amended and Restated Prosper Marketplace, Inc. 2005 Stock Plan

(Full title of the plans)

Sachin Adarkar, Esq. General Counsel 101 Second Street, 15th Floor San Francisco, CA 94105 (415) 593-5400	Copies to: Keir D. Gumbs, Esq. Covington & Burling LLP 1201 Pennsylvania Avenue, NW Washington, DC 20004 (202) 662-6000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

Pursuant to Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-8 (Registration No. 333-192742) filed with the Securities and Exchange Commission (the “Commission”) on December 10, 2013 (the “Registration Statement”) deregisters 5,376,075 shares of common stock, par value $0.01 per share, of Prosper Marketplace, Inc. (“Common Stock”), which were registered under the Registration Statement but remain unsold (the “Remaining Shares”).  Concurrently with the filing of this Amendment, the registrant is filing a new Registration Statement on Form S-8 (the “New Registration Statement”), which registers 14,195,255 shares of Common Stock, including the Remaining Shares.  In accordance with Instruction E to the General Instructions to Form S-8 and interpretations of the Division of Corporation Finance of the Commission, the portion of the registration fee allocable to the Remaining Shares, which the registrant paid to the Commission in connection with the original filing of the Registration Statement, is carried forward to the New Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, California, on May 29, 2014.

PROSPER MARKETPLACE, INC.

By:	/s/ Aaron Vermut
Aaron Vermut
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Aaron Vermut		May 29, 2014
Aaron Vermut	Chief Executive Officer (principal executive officer) and Director

/s/ Macy Lee		May 29, 2014
Macy Lee	Chief Financial Officer (principal financial and accounting officer)

/s/ Stephan P. Vermut		May 29, 2014
Stephan P. Vermut	Executive Chairman and Director

/s/ Christopher Bishko		May 29, 2014
Christopher Bishko	Director

/s/ Rajeev Date		May 29, 2014
Rajeev Date	Director

/s/ David Golob		May 29, 2014
David Golob	Director

/s/ Patrick Grady		May 29, 2014
Patrick Grady	Director